Exhibit 5.1

DLA Piper LLP (US) 555 Mission St. #2400 San Francisco, California 94105 www.dlapiper.com

May 12, 2026

Sono Group N.V.

4965 Trinidad Drive

Land O’Lakes, FL 34639

United States of America

Re:	Sono Group N.V.
Registration Statement on Form S-3 (File No. 333-[______])

Ladies and Gentlemen:

We have acted as special United States counsel to Sono Group N.V., a public company with limited liability organized under the laws of the Netherlands (the “Company”), in connection with the Registration Statement (as defined below) filed by the Company relating to the offering of up to $100,000,000 in total value of: (a) ordinary shares, (b) preferred shares, (c) debt securities of the Company (the “Debt Securities”), which may be issued in one or more series, as either senior or subordinated debt securities, (d) warrants to purchase ordinary shares, preferred shares and/or Debt Securities of the Company (the “Warrants”), (e) rights to purchase ordinary shares, preferred shares and/or Debt Securities of the Company (the “Rights”), and (f) units comprised of any combination of ordinary shares, preferred shares, Debt Securities and/or Warrants of the Company (the “Units”). The Debt Securities, Warrants, Rights, and Units are collectively referred to herein as the “Securities.” The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”), and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, or any prospectus supplement or amendment filed with respect thereto, other than as expressly stated herein with respect to the issuance of the Debt Securities, the Warrants, the Rights, and the Units.

In rendering the opinions stated herein, we have examined and relied upon the registration statement on Form S-3 (File No. 333-[______]) of the Company relating to the Securities, filed on May 12, 2026 with the Securities and Exchange Commission (the “Commission”) under the Securities Act (the “Registration Statement”), and the exhibits thereto.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents and matters as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures on all documents, including electronic signatures, the legal capacity and competency of all natural persons executing any documents, the authenticity and completeness of all documents submitted to us as originals, the completeness and conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or other sites on the internet, and the authenticity of the originals thereof. As to any facts and the consequences thereof relevant to the opinions stated herein that we did not independently establish or verify, we have, to the extent deemed appropriate, relied without independent investigation or verification upon, and assumed the accuracy and completeness of, statements and representations of officers and other representatives of the Company and others and of public officials.

Sono Group N.V.

May 12, 2026

 We further assume that:

(1)           The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Management Board of the Company, and with the approval of the Supervisory Board of the Company (as appropriate) (each, a “Board Action”) in accordance with the articles of association of the Company (the “Articles of Association”) and Netherlands law (and any other applicable laws), in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

(2)           The Company will not issue any Securities in excess of the number or amount authorized by a Board Action.

(3)           Any Debt Securities will be issued under a valid and legally binding indenture (an “Indenture”), as required, as it may be supplemented by a valid and legally binding supplemental indenture (each a “Supplemental Indenture”), and in each case duly authorized, executed and delivered by the Company, and, if required by the Indenture, accompanied by an officer’s certificate, that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(4)           To the extent that the obligations of the Company under any Indenture or Supplemental Indenture may be dependent upon such matters, the financial institution to be identified in such Indenture or Supplemental Indenture as trustee or in any other specified capacity (the “Financial Institution”) will be duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization; the Financial Institution will be duly qualified to engage in the activities contemplated by such agreement; such agreement will have been duly authorized, executed, and delivered by the Financial Institution and will constitute the legally, valid and binding obligation of the Financial Institution enforceable against the Financial Institution in accordance with its terms; the Financial Institution will be in compliance, generally, with respect to acting under such agreement, with applicable laws and regulations; and the Financial Institution will have the requisite organizational and legal power and authority to perform its obligations under such agreement.

(5)           Appropriate debentures, notes and/or other evidences of indebtedness evidencing the Debt Securities will be executed and authenticated in accordance with the Indenture, as it may be supplemented by a Supplemental Indenture, and, if required by the Indenture, accompanied by an officer’s certificate, will be delivered upon the issuance and sale of the Debt Securities and will comply with the Indenture, any Supplemental Indenture and any accompanying officer’s certificate, the Articles of Association and applicable law.

 (6)           Any Warrants will be issued under a valid and legally binding warrant agreement (a “Warrant Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and will comply with the Articles of Association and applicable law.

(7)           Prior to the issuance of any Rights, there will exist, under the Articles of Association, the requisite number of authorized but unissued ordinary shares and preferred shares (and securities of any class into which any of the preferred shares may be convertible), as the case may be, and that all actions necessary to the creation and issuance of any such Rights will have been taken.

(8)           Any Rights will be issued under a valid and legally binding rights agreement (a “Rights Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and will comply with the Articles of Association and applicable law.

(9)           Prior to the issuance of any Units, there will exist, under the Articles of Association, the requisite number of authorized but unissued ordinary shares and preferred shares (and securities of any class into which any of the preferred shares may be convertible), as the case may be, and that all actions necessary to the creation of any such Units, will have been taken.

Sono Group N.V.

May 12, 2026

(10)           Any Units will be issued under a valid and legally binding unit agreement (a “Unit Agreement”) that conforms to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus and will comply with the Company’s Articles of Association and applicable law.

(11)           The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus.

(12)           The Registration Statement will have been declared effective and will remain effective under the Securities Act.

We do not express any opinion with respect to the laws of any jurisdiction other than the substantive, internal laws of the State of New York, except that we express no opinion and make no statement as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York or, in each case, as to any matters arising thereunder or relating thereto (the “Opined-on Law”). We do not express any opinion as to the laws of any other jurisdiction, domestic or foreign. We understand that various matters concerning the laws of the Netherlands with respect to the Debt Securities, the Warrants, the Rights, and the Units (and also the ordinary shares and preferred shares of the Company) are addressed in the opinion of DLA Piper Nederland N.V., which has been separately provided to you. We express no opinion with respect to those matters herein, and, to the extent such matters are necessary to the conclusions expressed herein, we have, with your consent, assumed all such matters.

As used herein, “Transaction Documents” means, as applicable, the Indenture, any Supplemental Indenture, any certificates for Debt Securities, the Warrants and Warrant Agreement, the Rights Agreement, the Unit Agreement, and any Underwriting Agreement. We have assumed that all Transaction Documents will be governed by the Opined-on Law.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

(1)	Upon issuance and delivery of certificates for such Debt Securities against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Debt Securities and the applicable Indenture, Supplemental Indenture together with an officer’s certificate, if any, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, or upon issuance and delivery of certificates for such Debt Securities pursuant to the conversion terms of one or more series of Securities convertible into or exercisable for Debt Securities, the Debt Securities represented by such certificates will be duly authorized and, when duly authenticated in accordance with the terms of the applicable Indenture, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.
(2)	Upon execution, issuance, and delivery of the Warrants against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Company charter documents and applicable law, the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Warrants will be duly authorized and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.
(3)	Upon execution, issuance, and delivery of the Rights against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Company charter documents and applicable law, the Rights Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Rights will be duly authorized and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

Sono Group N.V.

May 12, 2026

(4)	Upon execution, issuance, and delivery of the Units against payment therefor in accordance with the terms and provisions of the applicable Board Action, the Company charter documents and applicable law, the Unit Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Units will be duly authorized and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)             we do not express any opinion with respect to the effect on the opinions stated herein of any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and the opinions stated herein are limited by such laws and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)             we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Documents or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)             we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Document relating to any indemnification, contribution, non-reliance, exculpation, release, limitation or exclusion of remedies, waiver or other provisions having similar effect that may be contrary to public policy or violative of federal or state securities laws, rules or regulations, or to the extent any such provision purports to, or has the effect of, waiving or altering any statute of limitations;

(d)             we call to your attention that irrespective of the agreement of the parties to any Transaction Document, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Document;

(e)             we have assumed that any Financial Institution, Warrant Agent, Rights Agent, and/or Unit Agent each has the power, corporate or other, to enter into and perform all obligations under the applicable Transaction Document to which it is a party, and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such party of the applicable Transaction Document, and that each such Transaction Document constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

(f)             to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any of the Transaction Documents, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that:

(a)             the Company (i) is and at all relevant times will continue to be duly incorporated and is validly existing and in good standing, (ii) has and at all relevant times will continue to have requisite legal status and legal capacity under the laws of the Netherlands and (iii) has complied and will continue to comply with all aspects of the laws of the Netherlands in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Documents. We have also assumed that the laws of the Netherlands would not impose any requirements or have any consequences relevant to our understanding of such matters that would impact our conclusions with respect thereto;

Sono Group N.V.

May 12, 2026

(b)             the Company has and at all relevant times will continue to have the corporate power and authority to execute, deliver and perform all its obligations under the Transaction Documents;

(c)             each of the Transaction Documents will have been duly authorized, executed and delivered by all requisite Board Action and other corporate action on part of the Company;

(d)             neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, (i) conflicts or will conflict with the articles of association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(e)             neither the execution and delivery by the Company of the Transaction Documents nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Securities, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

The opinions expressed herein are limited to the matters set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated. This opinion is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein or of any subsequent changes in applicable laws.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the General Rules and Regulations under the Securities Act, or Item 509 of Regulation S-K.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA PIPER LLP (US)